EXHIBIT 99.1

BlackLine Announces Third Quarter Financial Results

LOS ANGELES, Nov. 04, 2021 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the third quarter ended September 30, 2021.

Marc Huffman, CEO, commented, “Our momentum continued in the third quarter driven by broad-based demand for our solutions and strong execution, resulting in another quarter of solid financial performance. Companies are emerging from the pandemic with a greater sense of urgency to upgrade outdated back-office systems and to improve their financial processes. We believe this is the beginning of the next large and enduring investment cycle in financial and accounting systems.”

Third Quarter 2021 Financial Highlights

  Total GAAP revenues of $109.4 million for the third quarter of 2021, an increase of 21% compared to the third quarter of 2020.
  GAAP net loss attributable to BlackLine of $13.7 million, or $0.23 per share, on 58.5 million weighted average shares outstanding, which compares to a GAAP net loss attributable to BlackLine of $8.8 million in the third quarter of 2020.
  Non-GAAP net income attributable to BlackLine of $15.1 million, or $0.24 per share, on 62.4 million diluted weighted average shares outstanding. This compares with non-GAAP net income attributable to BlackLine of $15.0 million in the third quarter of 2020.
  Operating cash flow of $17.1 million, compared to $21.8 million in the third quarter of 2020.
  Free cash flow of $9.8 million, compared to $18.5 million in the third quarter of 2020.

Key Metrics and Recent Business Highlights

  Added 106 net new customers in the third quarter for a total of 3,704 customers at September 30, 2021.
  Expanded the company’s user base to 315,144 at September 30, 2021.
  Achieved a dollar-based net revenue retention rate of 108% at September 30, 2021.
  Announced that BlackLine surpassed 1,000 customers running on Oracle ERPs.
  Named a 2021 Tech Cares Award Winner by Trustradius for demonstrating strong corporate social responsibility.
  BlackLine unveiled the next generation of its unified platform for accounts receivable automation.

The financial results included in this press release are preliminary and pending final review. Financial results will not be final until BlackLine files its Quarterly Report on Form 10-Q for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

Fourth Quarter 2021

  Total GAAP revenue is expected to be in the range of $113.0 million to $114.0 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $5.5 million to $7.5 million, or $0.09 to $0.12 per share on 62.4 million diluted weighted average shares outstanding.

Full Year 2021

  Total GAAP revenue is expected to be in the range of $423.5 million to $424.5 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $37.0 million to $39.0 million, or $0.59 to $0.62 per share on 62.5 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of acquired intangible assets, stock-based compensation, the amortization of debt discount and issuance costs, the change in fair value of contingent consideration, acquisition-related costs, the adjustment to the value of the redeemable non-controlling interest to the redemption amount, and the loss on extinguishment of convertible senior notes. Reconciliations of non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its third quarter results at 2:00 p.m. Pacific time on Thursday, November 4, 2021. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 1487693. A telephonic replay will be available through Thursday, November 11, 2021 at (855) 859-2056 or (404) 537-3406, passcode 1487693. A replay of the webcast will be available at https://investors.blackline.com/ for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based solutions and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster and with more control.

Over 3,700 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the cloud financial close market and recognized as the leader by customers at leading end-user review sites including Gartner Peer Insights, G2 and TrustRadius. Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore, and Sydney. For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the fourth quarter and full year of 2021, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, our relationships with our customers and partners, including opportunities to expand those relationships, the impact of the COVID-19 pandemic on our business, our market and our industry, and the trends in our industry, including digital finance transformation.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; the impact of the COVID-19 pandemic and related measures taken by governments and private industry; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter end June 30, 2021 filed with the Securities and Exchange Commission on August 5, 2021 and the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 25, 2021. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on November 4, 2021 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) attributable to BlackLine, Inc. and non-GAAP net income (loss) attributable to BlackLine, Inc. per share, (v) and free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenues adjusted for the amortization of acquired developed technology and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles and stock-based compensation. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles, stock-based compensation, the change in fair value of contingent consideration, acquisition-related costs, and legal settlement gains. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, acquisition-related costs, and legal settlement gains. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss) attributable to BlackLine. Non-GAAP net income (loss) attributable to Blackline is defined as GAAP net income (loss) adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, the amortization of debt discount and issuance costs from our convertible notes, the change in the fair value of contingent consideration, acquisition-related costs, legal settlement gains, the adjustment to the value of the redeemable non-controlling interest to the redemption amount, and the loss on extinguishment of convertible senior notes. Non-GAAP diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation.  The company believes that presenting non-GAAP net income (loss) is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on November 4, 2021 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of September 30, 2021.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
BlackLine
Kimberly Uberti
Kimberly.uberti@blackline.com

Investor Relations Contact:
BlackLine IR
Investors@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$378,977	$367,413
Marketable securities	798,952	175,206
Accounts receivable, net of allowances for credit losses	105,042	111,270
Prepaid expenses and other current assets	18,462	20,226
Total current assets	1,301,433	674,115
Capitalized software development costs, net	22,077	15,690
Property and equipment, net	13,167	13,239
Intangible assets, net	38,244	46,674
Goodwill	289,710	289,710
Operating lease right-of-use assets	6,798	8,708
Other assets	78,963	65,369
Total assets	$1,750,392	$1,113,505

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Accounts payable	$2,175	$3,150
Accrued expenses and other current liabilities	38,869	35,958
Deferred revenue	209,608	191,137
Short-term portion of operating lease liabilities	3,589	4,147
Short-term portion of contingent consideration	2,008	7,938
Total current liabilities	256,249	242,330
Operating lease liabilities, noncurrent	5,463	7,356
Convertible senior notes, net	1,097,973	407,032
Contingent consideration	18,056	15,552
Deferred tax liabilities	9,511	6,566
Deferred revenue, noncurrent	276	75
Other long-term liabilities	75	—
Total liabilities	1,387,603	678,911

Redeemable non-controlling interest	22,049	12,524

Stockholders' equity:
Common stock	586	577
Additional paid-in capital	609,433	622,768
Accumulated other comprehensive income	157	376
Accumulated deficit	(269,436)	(201,651)
Total stockholders' equity	340,740	422,070

Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,750,392	$1,113,505

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Subscription and support	$102,924	$83,875	$289,749	$238,777
Professional services	6,478	6,282	20,631	17,250
Total revenues	109,402	90,157	310,380	256,027
Cost of revenues
Subscription and support	17,948	11,700	50,540	34,708
Professional services	6,489	5,282	19,359	15,082
Total cost of revenues	24,437	16,982	69,899	49,790
Gross profit	84,965	73,175	240,481	206,237
Operating expenses
Sales and marketing	48,799	42,588	146,410	129,199
Research and development	18,843	14,829	56,611	38,423
General and administrative	11,372	17,794	59,886	51,314
Total operating expenses	79,014	75,211	262,907	218,936
Income (loss) from operations	5,951	(2,036)	(22,426)	(12,699)
Other income (expense)
Interest income	231	648	412	4,142
Interest expense	(16,110)	(5,914)	(46,582)	(17,340)
Other income (expense), net	(15,879)	(5,266)	(46,170)	(13,198)
Loss before income taxes	(9,928)	(7,302)	(68,596)	(25,897)
Provision for (benefit from) income taxes	(210)	555	(78)	871
Net loss	(9,718)	(7,857)	(68,518)	(26,768)
Net loss attributable to non-controlling interest	(252)	(425)	(733)	(1,081)
Adjustment attributable to non-controlling interest (a)	4,275	1,319	10,366	4,239
Net loss attributable to BlackLine, Inc. (a)	$(13,741)	$(8,751)	$(78,151)	$(29,926)

Basic net loss attributable to BlackLine, Inc. per share:
Basic net loss attributable to BlackLine, Inc. per share (a)	$(0.23)	$(0.15)	$(1.34)	$(0.53)
Shares used to calculate basic net loss per share	58,508	57,063	58,196	56,619
Diluted net loss attributable to BlackLine, Inc. per share:
Diluted net loss attributable to BlackLine, Inc. per share (a)	$(0.23)	$(0.15)	$(1.34)	$(0.53)
Shares used to calculate diluted net loss per share	58,508	57,063	58,196	56,619

(a) During the third quarter of 2020, the Company identified that, commencing in 2019, it had incorrectly calculated its quarterly adjustment to the carrying value of its redeemable non-controlling interest with a corresponding impact to net loss attributable to BlackLine, Inc., adjustment attributable to non-controlling interest, and basic and diluted net loss per share attributable to BlackLine, Inc. The Company corrected the $1.5 million cumulative impact of such prior-period errors as an out-of-period adjustment in the quarter ended September 30, 2020.

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to BlackLine, Inc.	$(13,741)	$(8,751)	$(78,151)	$(29,926)
Net loss and adjustment attributable to redeemable non-controlling interest	4,023	894	9,633	3,158
Net loss	(9,718)	(7,857)	(68,518)	(26,768)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,743	5,178	20,175	14,615
Change in fair value of contingent consideration	(10,346)	(72)	(3,426)	(148)
Amortization of debt discount and issuance costs	16,031	5,758	39,272	16,874
Stock-based compensation	16,930	13,326	48,789	35,398
Loss on extinguishment of convertible senior notes	—	—	7,012	—
Noncash lease expense	1,202	1,186	3,387	3,557
Accretion of purchase discounts on marketable securities, net	(88)	301	(158)	(333)
Net foreign currency (gains) losses	35	(237)	478	(275)
Deferred income taxes	(14)	17	40	179
Provision (benefit) for credit losses	(29)	233	(55)	373
Changes in operating assets and liabilities
Accounts receivable	(4,233)	7,152	5,436	11,557
Prepaid expenses and other current assets	(282)	(627)	1,646	(3,143)
Other assets	(4,272)	(2,278)	(13,609)	(5,684)
Accounts payable	(1,751)	(3,891)	(985)	(4,569)
Accrued expenses and other current liabilities	5,305	6,668	3,665	(1,032)
Deferred revenue	2,993	(1,725)	18,672	3,056
Operating lease liabilities	(1,432)	(1,343)	(3,854)	(3,734)
Net cash provided by operating activities	17,074	21,789	57,967	39,923

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(374,094)	—	(1,107,908)	(116,400)
Proceeds from maturities of marketable securities	100,000	36,723	484,209	460,982
Proceeds from sales of marketable securities	—	—	—	25,959
Capitalized software development costs	(3,677)	(2,844)	(11,240)	(7,838)
Purchases of property and equipment	(3,475)	(291)	(5,197)	(2,515)
Cash paid for pending acquisition	—	(121,433)	—	(121,433)
Purchases of intangible assets	—	—	—	(2,333)
Net cash provided by (used in) investing activities	(281,246)	(87,845)	(640,136)	236,422

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	1,128,794	—
Partial repurchase of convertible senior notes	—	—	(432,230)	—
Purchase of capped calls related to convertible senior notes	—	—	(102,350)	—
Proceeds from employee stock purchase plan	—	—	5,197	3,608
Proceeds from exercises of stock options	2,629	3,871	7,679	14,287
Acquisition of common stock for tax withholding obligations	(2,713)	(1,272)	(12,649)	(6,128)
Financed purchases of property and equipment	(128)	(169)	(549)	(394)
Net cash provided by (used in) financing activities	(212)	2,430	593,892	11,373

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	3	88	(201)	130
Net increase (decrease) in cash, cash equivalents, and restricted cash	(264,381)	(63,538)	11,522	287,848
Cash, cash equivalents, and restricted cash, beginning of period	643,816	471,888	367,913	120,502
Cash, cash equivalents, and restricted cash, end of period	$379,435	$408,350	$379,435	$408,350

Cash and cash equivalents at end of period	$378,977	$408,070	$378,977	$408,070
Restricted cash included within prepaid expenses and other current assets at end of period	203	19	203	19
Restricted cash included within other assets at end of period	255	261	255	261
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$379,435	$408,350	$379,435	$408,350

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Non-GAAP Gross Profit
Gross profit	$84,965	$73,175	$240,481	$206,237
Amortization of developed technology	675	176	2,010	527
Stock-based compensation	2,213	1,871	6,190	4,900
Total Non-GAAP Gross Profit	$87,853	$75,222	$248,681	$211,664
Gross margin	77.7%	81.2%	77.5%	80.6%
Non-GAAP gross margin	80.3%	83.4%	80.1%	82.7%

Non-GAAP Operating Income:
Income (loss) from operations	$5,951	$(2,036)	$(22,426)	$(12,699)
Amortization of intangible assets	2,630	1,622	8,430	4,787
Stock-based compensation	16,930	13,326	48,789	35,398
Change in fair value of contingent consideration	(10,346)	(72)	(3,426)	(148)
Acquisition-related costs	—	1,790	—	1,790
Total non-GAAP operating income	$15,165	$14,630	$31,367	$29,128

Non-GAAP Net Income Attributable to BlackLine, Inc.
Net loss attributable to BlackLine, Inc. (a)	$(13,741)	$(8,751)	$(78,151)	$(29,926)
Provision for (benefit from) income taxes related to acquisitions	(636)	35	(409)	(53)
Amortization of intangible assets	2,630	1,622	8,430	4,787
Stock-based compensation	16,877	13,326	48,695	35,398
Amortization of debt discount and issuance costs	16,031	5,758	39,272	16,874
Change in fair value of contingent consideration	(10,346)	(72)	(3,426)	(148)
Acquisition-related costs	—	1,790	—	1,790
Adjustment to redeemable non-controlling interest (a)	4,275	1,319	10,366	4,239
Loss on extinguishment of convertible senior notes	—	—	7,012	—
Total non-GAAP net income attributable to BlackLine, Inc.	$15,090	$15,027	$31,789	$32,961
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share (a)	$0.26	$0.26	$0.55	$0.58
Shares used to calculate basic non-GAAP net income per share	58,508	57,063	58,196	56,619
Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share (a)	$0.24	$0.25	$0.51	$0.55
Shares used to calculate diluted non-GAAP net income per share	62,400	61,213	62,474	60,445

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$48,799	$42,588	$146,410	$129,199
Amortization of intangible assets	(1,477)	(968)	(4,986)	(2,905)
Stock-based compensation	(5,760)	(5,675)	(16,872)	(15,645)
Total non-GAAP sales and marketing expense	$41,562	$35,945	$124,552	$110,649

Non-GAAP Research and Development Expense:
Research and development expense	$18,843	$14,829	$56,611	$38,423
Stock-based compensation	(2,788)	(1,954)	(8,264)	(4,918)
Total non-GAAP research and development expense	$16,055	$12,875	$48,347	$33,505

Non-GAAP General and Administrative Expense:
General and administrative expense	$11,372	$17,794	$59,886	$51,314
Amortization of intangible assets	(478)	(478)	(1,434)	(1,355)
Stock-based compensation	(6,169)	(3,826)	(17,463)	(9,935)
Change in fair value of contingent consideration	10,346	72	3,426	148
Acquisition-related costs	—	(1,790)	—	(1,790)
Total non-GAAP general and administrative expense	$15,071	$11,772	$44,415	$38,382

Total Non-GAAP Operating Expenses	$72,688	$60,592	$217,314	$182,536

Free Cash Flow
Net cash provided by operating activities	$17,074	$21,789	$57,967	$39,923
Capitalized software development costs	(3,677)	(2,844)	(11,240)	(7,838)
Purchases of property and equipment	(3,475)	(291)	(5,197)	(2,515)
Financed purchases of property and equipment	(128)	(169)	(549)	(394)
Purchases of intangible assets	—	—	—	(2,333)
Free cash flow	$9,794	$18,485	$40,981	$26,843

(a) During the third quarter of 2020, the Company identified that, commencing in 2019, it had incorrectly calculated its quarterly adjustment to the carrying value of its redeemable non-controlling interest with a corresponding impact to net loss attributable to BlackLine, Inc., adjustment attributable to non-controlling interest, and basic and diluted net loss per share attributable to BlackLine, Inc. The Company corrected the $1.5 million cumulative impact of such prior-period errors as an out-of-period adjustment in the quarter ended September 30, 2020.